

                                                  Three Months Ended                      Six Months Ended
                                                    December 31,                             December 31,
                                               2000              1999                  2000             1999
                                            ------------    ------------            ------------    ------------
BASIC EPS
---------

Net loss                                    $(3,016,086)    $(1,678,672)            $(5,914,433)    $(3,051,048)

Weighted average number
   of shares used in computing
   net loss per share                         5,304,164       4,794,746               5,277,744       4,581,291
                                            ------------    ------------            ------------    ------------

Net loss per share                              $(0.57)          $(0.35)                 $(1.12)        $(0.67)
                                            ============    ============            ============    ============

DILUTED EPS
-----------

Weighted average number
   of shares used in computing
   net loss per share                         5,304,164       4,794,746               5,277,744       4,581,291

Plus incremental shares from
   assumed conversions                          112,557         388,427                 112,557         388,427
                                            ------------    ------------            ------------    ------------

Weighted Average Shares                       5,416,721       4,756,263               5,390,301       4,969,718
                                            ------------    ------------            ------------    ------------
Loss per share assuming dilution                $(0.56)          $(0.32)                 $(1.10)        $(0.61)
                                            ============    ============            ============    ============